Exhibit 23
Consent of Independent Registered Public Accounting Firm
Triple Crown Media, Inc. and Subsidiaries
Lexington, Kentucky
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-131075) of our report dated September 27, 2006, relating to the consolidated financial statements of Triple Crown Media, Inc. and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the six months ended June 30, 2006.
/s/ BDO Seidman, LLP
Atlanta, Georgia
September 27, 2006